UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2010

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01.	Other Events.

As previously reported, on April 1, 2008, in connection with the separation of the businesses of BGC Partners, LLC (the “separation”) and the merger of BGC Partners, LLC and eSpeed, Inc. (the “merger”), BGC Partners, Inc. (the “Company”) issued an aggregate of 133,860,000 shares of Class A Common Stock and Class B Common Stock of the Company and rights to acquire shares of Class A Common Stock and Class B Common Stock of the Company pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. As also previously reported, certain of those rights to acquire were issued in the merger to certain former partners of Cantor Fitzgerald, L.P. who became founding partners of BGC Holdings, L.P. in connection with the separation and now underlie exchangeable Founding Partner Units of BGC Holdings.

On February 22 and 25, 2010, the Company issued 500,000 and 195,899 shares respectively, of Class A Common Stock of the Company to two founding partners of BGC Holdings upon exchange of their exchangeable Founding Partner Units, in fulfillment of the rights to acquire such shares issued by the Company to such persons on April 1, 2008. All of these shares are immediately saleable, subject to applicable law. This issuance will not change the fully diluted number of shares outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: March 2, 2010	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer